Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Full Year 2025 Results and Provides Corporate Update

IRVINE, Calif. March 20, 2026 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT), a logistics and warehousing services provider, today reported results for the year ended December 31, 2025 and provided a corporate update.

For the year ended December 31, 2025, the Company reported revenue of $1,288,536 from its logistics and warehousing business, compared to $455,805 in 2024, representing an increase of $832,731, or 182.7%. The Company recorded an operating loss of $4,579,576 for the year ended December 31, 2025, compared to an operating loss of $3,740,546 in 2024, representing an increase of $839,030, or 22.4%, primarily due to an impairment loss of $731,307 related to intangible assets and goodwill recorded during 2025. The Company recognized other income of $945,789 for the year ended December 31, 2025, which primarily consisted of interest income of $924,224. After accounting for an income tax provision of $15,916, the Company reported a net loss from continuing operations of $3,649,703, compared to $3,232,194 in 2024, representing an increase of $417,509, or 12.9%.

Tony Liu, Cheetah’s Chairman and CEO commented: “Since we restructured our business into logistics and warehousing at the end of 2024, our operations have been shaped by a challenging environment of ongoing tariff tensions and uncertainty in global trade. These factors continued to affect cross-border logistics demand and customer activity throughout the year.”

“Despite these challenges, we remained focused on strengthening our operational fundamentals. During 2025, we expanded our labor and logistics service operations, improved cost discipline, and optimized the use of proceeds from prior public offerings to generate stable interest income. These efforts helped us navigate a difficult market environment.”

“As we move forward, we will remain focused on improving operational efficiency and maintaining financial discipline. At the same time, we will continue to evaluate strategic opportunities that may complement our existing logistics and warehousing capabilities, including potential partnerships, investments, or acquisitions that could support the Company’s long-term growth strategy.”

2025 Financial Results

Continuing operations – logistics and warehousing business

For the year ended December 31, 2025, the Company reported revenue of $1,288,536 from its logistics and warehousing services segment, including $214,810, or 16.7% of the Company’s total revenue from Edward Transit Express Group Inc. (“Edward”), which the Company acquired in February 2024, and $1,073,726, or 83.3% of the Company’s total revenue from TW & EW Services Inc. (“TWEW”), which the Company acquired in November 2024.

Revenue from Edward decreased by 32.2% to $214,810 for the year ended December 31, 2025, compared to $316,852 for the year ended December 31, 2024. The decrease was primarily due to the lingering impact of trade tensions between China and the U.S., which resulted in reduced customer demand and shipment volume during the second half of 2025. Although trade flows stabilized following the resumption of trade negotiations between the two countries, shipment volume in 2025 did not return to the prior-year level due to continued uncertainty surrounding U.S.-China trade policy and more conservative ordering patterns by customers. The Company has taken proactive measures to navigate these headwinds by growing its labor and logistics service business during 2025.

Revenue from TWEW increased substantially to $1,073,726 for the year ended December 31, 2025, compared to $138,953 for the year ended December 31, 2024. The increase was primarily attributable to a full year of revenue generated by TWEW in 2025, compared to only a partial period of revenue recognized following its acquisition in November 2024.

The Company will continue to focus on improving operational efficiencies and expanding its market presence in the logistics and warehousing business in the California area.

The Company also reported cost of revenue of $1,121,761 and $277,293 for the years ended December 31, 2025 and 2024, respectively, primarily reflecting labor and logistics costs for TWEW and ocean freight service costs incurred by Edward.

Gross profit for the year ended December 31, 2025 was $166,775, a decrease of $11,737, or 6.6%, from $178,512 for the year ended December 31, 2024.

For the year ended December 31, 2025, general and administrative expenses for the Company’s continuing operations were $3,627,426, a decrease of $14,287, or 0.4%, compared to $3,641,713 for the year ended December 31, 2024. The decrease was primarily due to (i) a decrease of $138,319 in recruiting expenses as the prior-year period included significant hiring expenses associated with the launch of the Company’s logistics and warehousing segment, (ii) a decrease of $78,351 in insurance expenses resulting from a less expensive insurance provider, (iii) a decrease of $66,290 in legal and accounting fees as the Company incurred additional professional fees for preparing registration statements on Form S-3 and Form S-8 during the year ended December 31, 2024, (iv) a decrease of $14,657 in travel and entertainment expenses related to business development efforts and client engagement, and (v) a decrease of $10,776 in other miscellaneous general and administration expenses during the year ended December 31, 2025, partially offset by (vi) an increase of $201,375 in rental and leases, which was primarily due to the relocation of the Company’s headquarters to California in July 2024, (vii) an increase of $66,926 in depreciation and amortization expenses, primarily due to the acquisition of new fixed assets and additional intangible assets, and (ⅷ) an increase of $30,938 in payroll and benefits expense, which was reflecting the full-year impact in 2025 of personnel hired during mid-2024 to support the Company’s newly launched logistics and warehousing and labor services segments.

Impairment loss expenses were $731,307 and $nil for the year ended December 31, 2025 and 2024, respectively. The Company recorded an impairment loss of $731,307 related to the intangible assets and goodwill arising from the acquisition of Edward, due to the market conditions of logistics and warehousing business as a result of the ongoing trade uncertainty.

Share-based compensation expenses were $387,618 and $277,345 for the year ended December 31, 2025 and 2024, respectively, representing an increase of $110,273, or 39.8%.

Interest income from continuing operations was $924,224 for the year ended December 31, 2025, compared to $320,472 for the year ended December 31, 2024, representing an increase of $603,752, or 188.4%. The significant increase was primarily driven by interest earned on short-term loan receivable and certificates of deposit, funded by the net proceeds from the Company’s public offerings closed in May and July 2024.

Interest expense incurred from the Company’s continuing operations was $33,198 for the year ended December 31, 2025, a decrease of $2,753, or 7.7%, from $35,951 in 2024, mainly due to decreased loan interest expense.

Other income, net was $54,763 for the year ended December 31, 2025, compared to $8,009 for the year ended December 31, 2024, representing an increase of $46,754, or 583.8%. The increase was primarily attributable to higher rental income recognized during the year ended December 31, 2025.

The Company incurred a net loss of $3,649,703 from its continuing operations for the year ended December 31, 2025, compared to net loss of $3,232,194 in 2024.

Discontinued Operations- parallel-import vehicle business

On March 3, 2025, the Company discontinued its parallel-import vehicle business following a board resolution to that effect.

For the year ended December 31, 2025, the Company generated no revenue, cost of revenue or selling expenses from this discontinued business. For the year ended December 31, 2024, the Company’s revenue from discontinued operations was $1.6 million.

Total interest expenses on the line of credit charges were $65,665 for the year ended December 31, 2024.

Net loss for the discontinued operations was approximately $1,956,658 for the year ended December 31, 2024.

Liquidity and Going Concern Considerations

The Company reported a net operating loss of approximately $3.6 million for the year ended December 31, 2025, and net cash used in operating activities of $2,075, which included net cash of approximately $2.5 million used in continuing operations , partially offset by net cash of approximately $2.5 million provided by discontinued operations. Additionally, net cash used in investing activities was approximately $1.3 million, and net cash used in financing activities was $73,854.

As of December 31, 2025, the Company had cash and cash equivalents of approximately $0.2 million and a working capital balance of $7.7 million, consisting of current assets of approximately $9.0 million and current liabilities totaled approximately $1.3 million. In addition, the Company had loan receivable from third parties of approximately $7.4 million, which management believes are sufficient to support Company’s ongoing business operations and meet its obligations going forward.

As the Company continues its transition to the logistics and warehousing service business, the Company may continue to incur operating losses and generate negative cash flow.

Management has evaluated the Company’s ability to continue as a going concern in accordance with ASC 205-40, Presentation of Financial Statements – Going Concern. This evaluation considered the Company’s current financial condition, expected cash flows, obligations due within the next 12 months, and available sources of liquidity.

The Company is working to further improve its liquidity and capital sources primarily by generating cash from operations, pursuing debt financing, and, if needed, seeking financial support from its principal stockholder. If necessary to fully implement its business plan and sustain continued growth, the Company may seek additional equity financing from outside investors. Based on the current operating plan, management believes that the aforementioned measures collectively will provide sufficient liquidity to meet the Company’s liquidity and capital requirements for at least 12 months from the issuance date of its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949) 418-7804

ir@cheetah-net.com

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$233,217	$1,650,962
Accounts receivable, net	6,540	47,976
Loan receivable	7,430,111	6,088,295
Other receivables	1,157,130	370,696
Prepaid expenses and other current assets	238,648	338,642
Current assets of discontinued operations	—	2,540,501
TOTAL CURRENT ASSETS	9,065,646	11,037,072
NONCURRENT ASSETS:
Property, plant, and equipment, net	358,868	398,395
Operating lease right-of-use assets	1,165,517	1,836,521
Intangibles, net	792,571	1,063,072
Goodwill	475,862	1,044,394
TOTAL NONCURRENT ASSETS	2,792,818	4,342,382
TOTAL ASSETS	$11,858,464	$15,379,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,762	$18,992
Current portion of long-term debt	35,902	34,577
Loans payable from premium finance	82,650	120,461
Operating lease liabilities, current	594,407	438,351
Due to a related party	5,204	—
Accrued liabilities and other current liabilities	594,693	217,980
Current liabilities of discontinued operations	—	52,900
TOTAL CURRENT LIABILITIES	1,345,618	883,261
NONCURRENT LIABILITIES:
Long-term debt, net of current portion	572,653	610,020
Operating lease liabilities, net of current portion	584,606	1,268,501
TOTAL NONCURRENT LIABILITIES	1,157,259	1,878,521
TOTAL LIABILITIES	$2,502,877	$2,761,782

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 3,418,587 and 3,218,886 shares issued and outstanding, including:
Class A common stock, $0.0001 par value, 891,750,000 shares authorized, 2,727,712 and 2,672,011 shares issued and outstanding	273	267
Class B common stock, $0.0001 par value, 108,250,000 shares authorized, 690,875 and 546,875 shares issued and outstanding	69	55
Additional paid-in capital	17,685,559	17,297,961
Subscription receivable	—	—
(Accumulated deficit) Retained earnings	(8,330,314)	(4,680,611)
TOTAL STOCKHOLDERS’ EQUITY	9,355,587	12,617,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,858,464	$15,379,454

*	Retrospectively adjusted for the reverse split of the Company’s common stock at a ratio of 1-for-16, which took effect on October 24, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2025	2024*
REVENUE	$1,288,536	$455,805

COST OF REVENUE	1,121,761	277,293

GROSS PROFIT	166,775	178,512

OPERATING EXPENSES
General and administrative expenses	3,627,426	3,641,713
Impairment loss expenses	731,307	—
Share-based compensation expenses	387,618	277,345
TOTAL OPERATING EXPENSES	4,746,351	3,919,058

(LOSS) FROM OPERATIONS	(4,579,576)	(3,740,546)

OTHER INCOME (EXPENSES)
Interest income	924,224	320,472
Interest expenses	(33,198)	(35,951)
Other income	90,105	8,009
Other expenses	(35,342)	—
OTHER INCOME, NET	945,789	292,530

(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,633,787)	(3,448,016)

Income tax (benefits) expense	15,916	(215,822)

(LOSS) FROM CONTINUING OPERATIONS	(3,649,703)	(3,232,194)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(1,956,658)

NET LOSS	$(3,649,703)	$(5,188,852)

Loss from continuing operations per ordinary share - basic and diluted	$(1.12)	$(1.65)
Loss from discontinued operations per ordinary share - basic and diluted	$(0.00)	$(1.00)
Loss per share - basic and diluted	$(1.12)	$(2.65)
Weighted average shares - basic and diluted	3,263,456	1,955,214

*	Reclassification- certain reclassifications have been made to the financial statements for the year ended December 31, 2024, to conform to the presentation for the year ended December 31, 2025, with no effect on previously reported net income (loss). See NOTE 5 – Discontinued operations.

The accompanying notes are an integral part of these consolidated financial statements

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2025	2024
Net cash provided by (used in) operating activities	$(2,075)	$242,220
Cash outflows from operations-continuing operations	(2,489,676)	(3,455,918)
Cash inflows from operations-discontinued operations	2,487,601	3,698,138
Net cash used in investing activities	(1,341,816)	(6,130,932)
Cash outflows from operations-continuing operations	(1,341,816)	(6,130,932)
Net cash provided by (used in) financing activities	(73,854)	7,106,676
Cash inflows (outflows) from operations-continuing operations	(73,854)	8,799,952
Cash outflows from operations-discontinued operations	—	(1,693,276)
Net increase (decrease) in cash	$(1,417,745)	$1,217,964